Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 16, 2019

between

CANADIAN IMPERIAL BANK OF COMMERCE

As Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

As Trustee

to the

INDENTURE

Dated as of September 15, 2012

SECOND SUPPLEMENTAL INDENTURE, dated as of December 16, 2019 (this “Second Supplemental Indenture”), between Canadian Imperial Bank of Commerce, a Canadian chartered bank (the “Bank”), having its principal executive offices located at Commerce Court, Toronto, Ontario, Canada M5L 1A2, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), under the Indenture dated as of September 15, 2012, as supplemented by the First Supplemental Indenture thereto, dated as of November 6, 2018 (as so supplemented, the “Indenture”). All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given to such terms in the Indenture.

RECITALS OF THE BANK

WHEREAS, the Bank and the Trustee entered into the Indenture, pursuant to which one or more series of Securities may be issued from time to time; and

WHEREAS, Section 901(5) of the Indenture provides that the Bank and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (i) Outstanding;

WHEREAS, the Bank wishes to make certain changes to the Indenture that will apply only to Securities issued on or after the date of this Second Supplemental Indenture and that will not apply to or modify the rights of Holders of any other Securities; and

WHEREAS, the Bank has requested that the Trustee execute and deliver this Second Supplemental Indenture; and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been satisfied; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and other provisions set forth in this Second Supplemental Indenture and the Indenture, the Bank and the Trustee mutually covenant and agree with each other, and for the equal and proportionate benefit of the respective Holders of the applicable Securities from time to time, as follows:

ARTICLE I

PROVISIONS OF GENERAL APPLICATION

Section 1.1     Effect of Second Supplemental Indenture on Indenture.

This Second Supplement Indenture is a supplement to the Indenture. As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

Section 1.2     Governing Law.

This Second Supplement Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE II

AMENDMENTS

Section 2.1     Definition of Terms.

The following definitions shall be added to, or where applicable, replace in their entirety, the applicable definitions set forth in Section 101 of the Indenture.

The following definitions shall be added to the applicable definitions set forth in Section 101 of the Indenture:

“Pricing Supplement” means a pricing supplement relating to a Supplemental Obligation, together with the accompanying prospectus, prospectus supplement and any product-specific prospectus supplement, in each case if and to the extent applicable.

“Supplemental Obligation” means the obligations of the Bank, as described in a Pricing Supplement and represented by a Master Global Security, constituting a single “series” (or any part thereof), as such term is used in the Indenture. “Supplemental Obligations” refers to one or more series of such obligations. All references in the Indenture to the “Securities of any series,” the “Securities of the relevant series,” the “Securities of such series” or any substantially similar phrase shall also refer to a Supplemental Obligation or Supplemental Obligations, as the case may be.

The following definitions shall be amended in their entirety in Section 101 of the Indenture:

“Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Indenture; provided, that where the Indenture provides for a Security to be executed, authenticated or delivered, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation upon the making, by the Trustee, the Paying Agent or any other agent of the Bank having custody of the Master Global Security, of the notation on Annex A to the Master Global Security required by the instructions specified in the Bank Order directing the authentication of the Master Global Security; and provided further, that where the Indenture provides for a Security to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on such Annex A.

Section 2.2.     Amendment to Article Two of the Indenture.

The following shall be added as a new Sections 206 and 207 of the Indenture, after current Section 205:

“Section 206.  Form of Master Global Security.

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

THIS SECURITY IS A MASTER GLOBAL SECURITY WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE NEW YORK UNIFORM COMMERCIAL CODE (“NY UCC”).  THIS SECURITY IS GOVERNED

AND SUBJECT TO SECTION 8-202 OF THE NY UCC. THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT REFERRED TO HEREIN. BY ACCEPTANCE OF THIS SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATIONS SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

CANADIAN IMPERIAL BANK OF COMMERCE

Senior Global Medium-Term Notes

Equity Linked Securities

Title of Securities:  as provided in the relevant Pricing Supplement for each Supplemental Obligation

(MASTER GLOBAL SECURITY)

This Security will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act or by the

United States Federal Deposit Insurance Corporation

This Security is a Global Security (as defined in Section 101 of the Indenture referred to on the reverse of this Security) and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of Canadian Imperial Bank of Commerce, a Schedule I bank under the Bank Act (Canada) (hereinafter called the “Bank,” which term includes any successor Person under the Indenture), as contemplated therein. The terms for each Supplemental Obligation are and will be reflected in this Security and in the applicable pricing supplement relating to such Supplemental Obligation identified and noted by the Trustee either on Annex A hereto or in the electronic system of the Trustee, and which pricing supplement(s) are on file with the Trustee.  With respect to each Supplemental Obligation, the description and terms of such Supplemental Obligation contained in the applicable pricing supplement (each such pricing supplement, together with such other prospectus, prospectus supplement and any product-specific prospectus supplement designated therein, a “Pricing Supplement”) are hereby incorporated by reference herein and are deemed to be a part of this Security as of the original issue date specified on Annex A hereto or in the electronic system of the Trustee; provided, however, that only the terms specified in the Pricing Supplement that describe the rights and obligations of Holders of this Security, including, but not limited to, Holders’ obligation to agree to treat, for U.S. federal income tax purposes, each Supplemental Obligation consistent with the U.S. federal income tax treatment set forth in the applicable Pricing Supplement, or the rights and obligations of the Bank with respect thereto, including payments due on this Security, are incorporated as terms of this Security and no hypothetical examples, risk factors, historical information or other information provided in the Pricing Supplement shall be used to determine the terms of this Security.  Each reference to “this Security” or a “Security(ies) of a series” includes and shall be deemed to refer to each Supplemental Obligation evidenced hereby that is referenced in a Pricing Supplement.  For the avoidance of doubt, a Pricing Supplement may bear a different name given to a similar document filed by the Bank under the U.S. Securities Act of 1933 pursuant to Rule 424(b) thereof.

With respect to each Supplemental Obligation, every term of this Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar meaning precedes the term of this Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the aggregate [principal amount] [units] of the Securities, the manner of determining the amount of cash payable or (if applicable) securities or other assets deliverable at maturity or at any other time (including, without limitation, information relating to any relevant security, securities or basket of securities, currency, currencies or basket of currencies, commodity, commodities or basket of commodities, index, indices or basket of indices, or any combination of the foregoing (each, an “Underlier”) that may be relevant to such determination); the method of determining, and the dates (if any) for the payment and resetting of, interest or other interim payments, if any, on such Supplemental Obligation (including, without limitation, information relating to any applicable interest rate and any Underlier that may be relevant to such determination); the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable; the amount payable upon any acceleration of such Supplemental Obligation; and the [principal amount] [units] of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite [principal amount] [units] of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

This Security is a “Master Global Security,” which means that the terms of each Supplemental Obligation are incorporated herein by reference to the applicable Pricing Supplements, substantially as contemplated herein.  To the extent lawful, in the event any of the terms of any Supplemental Obligation as set forth in the applicable Pricing Supplement are inconsistent with the terms set forth herein or in the Indenture, the terms set forth in the applicable Pricing Supplement shall control.

The Bank, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, as nominee of The Depository Trust Company, or its registered assigns,  on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case as specified in the applicable Pricing Supplement, and on each interest payment date and at maturity, the principal, settlement amount, interest and/or other amounts then due and payable with respect to such Supplemental Obligation, if any, as so specified in the applicable Pricing Supplement.  Unless otherwise set forth in the applicable Pricing Supplement, any premium and any such installment of interest that is overdue at any time shall also bear interest at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment.  Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

Unless otherwise set forth in the applicable Pricing Supplement, any interest or other periodic distributions on any Supplemental Obligation so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Business Day immediately preceding such Interest Payment Date (a “Regular Record Date”) and the final interest payable at maturity or upon an early redemption, as applicable, will be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the maturity date or the early redemption date, as applicable.

Notwithstanding any provision of this Security or the Indenture, the Bank may make any and all payments on any Supplemental Obligation pursuant to the applicable procedures of the Depositary for this Security. Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal and any premium and interest, such surrender may be effected by means of an appropriate adjustment to Annex A hereto or in the electronic system of the Trustee to reflect the discharge of such payment, such an adjustment shall be made by the Trustee in a manner not inconsistent with the procedures of the Depositary, and in such circumstances this Security need not be surrendered.

Notwithstanding any provision of this Security or the Indenture, where any payment date of any Supplemental Obligation shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) will be made on the first following Business Day.  No additional interest shall be payable in respect of such accelerated or delayed payment.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated: December 16, 2019

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 16, 2019

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

(Reverse of Security)

CANADIAN IMPERIAL BANK OF COMMERCE

Senior Global Medium-Term Notes

Equity Linked Securities

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 15, 2012, as supplemented by the First Supplemental Indenture thereto dated as of November 6, 2018, and the Second Supplemental Indenture thereto dated as of December 16, 2019 (as so supplemented and as it may be amended or supplemented after the date hereof, referred to herein as the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Bank and Deutsche Bank Trust Company Americas (the “Trustee,” which term includes any successor trustee under the Indenture), Security Registrar and Paying Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Unless otherwise set forth in the applicable Pricing Supplement, each Supplemental Obligation is issuable only in registered form without coupons in denominations of [US$1,000] [Units] and any integral multiple of [US$1,000] [Units].  As provided in the Indenture and subject to certain limitations therein set forth, each Supplemental Obligation is exchangeable for a like aggregate [principal amount] [units] of such Supplemental Obligation and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Unless otherwise set forth in the applicable Pricing Supplement, any Supplemental Obligation represented hereby shall not be redeemable at the option of the Bank before the Maturity thereof.  In the event any Supplemental Obligation is redeemable automatically in accordance with its terms or the Bank elects to redeem (as evidenced by an Officer’s Certificate), notice will be given to Holders in the manner specified in the applicable Pricing Supplement (or if none is so specified, in the manner provided in the Indenture).  In the event of redemption of this Security in part only, appropriate annotation of such partial redemption shall be made on Annex A hereto or in the electronic system of the Trustee.  Unless otherwise set forth in the applicable Pricing Supplement, a sinking fund provision will not be applicable.

Article Fourteen of the Indenture relating to defeasance of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security shall not apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected or in certain cases the unanimous consent of each of such Holders. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Unless otherwise set forth in the applicable Pricing Supplement, if an Event of Default with respect to the Securities of any series evidenced hereby shall occur and be continuing, the principal of such Securities plus any accrued and unpaid interest (or such other amount as is specified in the applicable Pricing Supplement) may be declared due and payable in the manner and with the effect provided in the Indenture.  Upon payment (i) of the amount of principal and any accrued and unpaid interest so declared due and payable (or such other amount as is specified in the applicable Pricing Supplement) and (ii) of interest on any overdue amounts (in each case to the extent that payment of such interest shall be legally enforceable), all of the Bank’s obligations in respect of the payment of the principal of and any interest on such Securities shall terminate.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of a certain series, the Holders of not less than 25% in principal amount of the Securities of such series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of such series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal amount of this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal amount of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities. Any such exchange shall be recorded by the Trustee on Annex B hereto or in the electronic system of the Trustee.

This Security is a Master Global Security and may be exchanged at any time, solely upon the request of the Bank to the Trustee, for one or more Global Securities in the same aggregate [principal amount] [units], each of which may or may not be a Master Global Security, as requested by the Bank. Any such exchange shall be recorded by the Trustee on Annex B hereto or in the electronic system of the Trustee. Each such replacement Global Security that is a Master Global Security shall reflect such series of Securities that the Bank shall request. Each such replacement Global Security that is not a Master Global Security shall represent one (and only one) Security as requested by the Bank, and such Global Security shall be appropriately modified so as to reflect the terms of such Security.

No service charge shall be made for any such registration of transfer or exchange, but the Bank or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Indenture or any of the Securities, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Bank or of any successor corporation, or any of them, because of the creation of the indebtedness authorized under the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness authorized under the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom, are expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of such Securities.

Except as otherwise defined herein, all terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN  - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -

(Minor)

Custodian

(Cust)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                      attorney to transfer said Security on the books of the Bank, with full power of substitution in the premises.

Dated:
Signature:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

ANNEX A

Pricing Supplement (Name and/or SEC Accession Number)	CUSIP Number and Title of Supplemental Obligation	Initial [Principal or Face Amount] [Units] of Supplemental Obligation	Original Issue Date	Decrease in [Principal or Face Amount] [Units]	Increase in [Principal or Face Amount] [Units]	Effective Date of Increase or Decrease	Trustee Notation

[Add additional pages if necessary]

ANNEX B

The following exchanges of a part of this Global Security for physical certificates or part of another Global Security have been made:

Date of Exchange	Amount of Decrease in [Principal Amount] [Units] of this Global Security	Amount of Increase in [Principal Amount] [Units] of this Global Security	[Principal Amount] [Units] of this Global Security following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee

Section 207.     Responsibility of Trustee with respect to Master Global Securities.

In addition to all other duties of the Trustee in connection with the issuance of Securities hereunder, the Trustee shall be required to maintain each of the Pricing Supplements and other documents from which the terms of the Securities are incorporated by reference into any Master Global Security and to notate the issuance of any Supplemental Obligation thereunder as directed by the instructions specified in the Bank Order directing the authentication of the Master Global Security. Such notation shall, with respect to any Supplemental Obligation, be deemed to constitute the authentication of such Supplemental Obligation for purposes of the Indenture.

Section 2.3.     Amendment to Article Five of the Indenture.

Section 501(1) of the Indenture shall be deleted in its entirety and replaced with the following:

“(1) default in the payment of the principal of, or interest on, any Security of that series and, in each case, such default continues for a period of longer than 30 Business Days; or”.

Section 2.4.     Amendment to Article Eleven of the Indenture.

The second sentence of Section 1102 of the Indenture shall be deleted in its entirety and replaced with the following:

“In case of any redemption at the election of the Bank of the Securities of any series (including any such redemption affecting only a single Security), the Bank shall, at least 20 Business Days prior to the Redemption Date fixed by the Bank (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.”

ARTICLE III

MISCELLANEOUS

Section 3.1. Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.2. Trustee.

The Trustee makes no representations or warranties as to the validity or sufficiency of this Second Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ WOJTEK NIEBRZYDOWSKI
Name: Wojtek Niebrzydowski
Title: Vice-President, Global Term Funding, Treasury

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ JEFFREY SCHOENFELD
Name: Jeffrey Schoenfeld
Title: Vice President

By:	/s/ KATHRYN FISCHER
Name: Kathryn Fischer
Title: Vice President